Exhibit 1

AGREEMENT OF JOINT FILING

QUALITY DISTRIBUTION, INC.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto, with respect to the above referenced securities and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 21st day of November, 2003.

APOLLO INVESTMENT FUND III, L.P.

By:	APOLLO ADVISORS II, L.P.
Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT II, INC.
Its General Partner

		By:	/S/ MICHAEL D. WEINER

Michael D. Weiner
Vice President

APOLLO OVERSEAS PARTNERS III, L.P.

By:	APOLLO ADVISORS II, L.P.
Its Managing General Partner

	By:	APOLLO CAPITAL MANAGEMENT II, INC.
Its General Partner

		By:	/S/ MICHAEL D. WEINER

Michael D. Weiner
Vice President

APOLLO (U.K.) PARTNERS III, L.P.

By:	APOLLO ADVISORS II, L.P.
Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT II, INC.
Its General Partner

		By:	/S/ MICHAEL D. WEINER

Michael D. Weiner
Vice President

APOLLO MANAGEMENT, L.P.

By:	AIF III MANAGEMENT, INC.
Its General Partner

	By:	/S/ MICHAEL D. WEINER

Michael D. Weiner
Vice President

APOLLO ADVISORS II, L.P.

By:	APOLLO CAPITAL MANAGEMENT II, INC.
Its General Partner

	By:	/S/ MICHAEL D. WEINER

Michael D. Weiner
Vice President